REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of the Compass
 EMP Funds Trust

In planning and performing our audits of the financial statements of Compass EMP U.S. 500 Volatility Weighted
Fund, Compass EMP U.S. Small Cap 500 Volatility Weighted
Fund, Compass EMP International 500 Volatility Weighted
Fund, Compass EMP Emerging Market 500 Volatility Weighted
Fund, Compass EMP REC Enhanced Volatility Weighted Fund,
Compass EMP U.S. 500 Enhanced Volatility Weighted Fund,
Compass EMP Long/Short Strategies Fund, Compass EMP
International 500 Enhanced Volatility Weighted Fund,
Compass EMP Commodity Long/Short Strategies Fund, Compass
EMP Commodity Strategies Volatility Weighted Fund, Compass
EMP Long/Short Fixed Income Fund, Compass EMP Enhanced
Fixed Income Fund and Compass EMP Ultra Short-Term
Fixed Income Fund, each a series of shares of beneficial interest in the Compass EMP Funds Trust (the Funds), as of and for the period ended June 30, 2013, in accordance with the standards of the Public Company Accounting
Oversight Board (United States) (PCAOB), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of Compass EMP Funds Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United
States of America (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of June 30, 2013.

This report is intended solely for the information and use of management, the shareholders and the Board of Trustees of Compass EMP Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							BBD, LLP

Philadelphia, Pennsylvania
August 28, 2013